EXHIBIT 5

LUSE GORMAN, PC
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

December 10, 2025

Board of Directors
FB Bancorp, Inc.
353 Carondelet Street
New Orleans, Louisiana 70130

Re:	FB Bancorp, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of 2,777,250 shares of common stock, $0.01 par value per share (the “Shares”), of FB Bancorp, Inc. (the “Company”) to be issued pursuant to the FB Bancorp, Inc. 2025 Equity Incentive Plan (the “Equity Plan”).

In rendering the opinion expressed herein, we have reviewed the Articles of Incorporation and Bylaws of the Company, the Equity Plan, the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as resolutions of the board of directors of the Company and applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinion expressed herein are rendered.

Based on the foregoing, we are of the opinion that following the effectiveness of the Form S-8, the Shares of the Company, when issued in accordance with the terms and conditions of the Equity Plan, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8 and shall not be used for any other purpose or relied upon by any other person without the prior express written consent of this firm.  We hereby consent to the filing of this opinion as an exhibit to the Form S-8.  By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Luse Gorman, PC
LUSE GORMAN, PC